UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 2, 2011

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06904-2212

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 2, 2011, Gartner, Inc. (“Gartner”) filed a Current Report on Form 8-K (the “Original Report”) to report on the voting results of its 2011 Annual Meeting of Stockholders held on June 2, 2011 (the “Annual Meeting”), including, among other things, the results of the stockholder advisory vote on the frequency of future stockholder advisory votes to approve executive compensation. This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) is being filed to disclose Gartner’s decision as to how frequently it will propose a stockholder advisory vote on executive compensation.

As reported in the Original Report, an annual advisory vote on executive compensation was approved by a majority of the votes cast at the Annual Meeting. In light of this result and after further discussion by the Board of Directors of Gartner, Gartner has determined that it will hold annual stockholder advisory votes on executive compensation until the next required stockholder advisory vote on the frequency of future stockholder advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: July 29, 2011	By:	/s/ Christopher J. Lafond
Christopher J. Lafond Executive Vice President, Chief Financial Officer